Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
    Pride Business Development Holdings, Inc.
    Camarillo, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 26, 2006 relating to the consolidated financial statements of Pride Business Development Holdings, Inc. ("Pride") as of December 31, 2005 and for the years ended December 31, 2005 and 2004, which appears in Pride's Annual Report on Form 10-KSB for the year ended December 31, 2005.


/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
July 26, 2006